UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

o Preliminary Information Statement

o Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

x Definitive Information Statement

SIMPLEPONS, INC.
(Name of Registrant As Specified In Charter)

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(1)

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF SIMPLEPONS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

SIMPLEPONS, INC.

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

(519) 650-9506

INFORMATION STATEMENT

(Definitive)

August 13, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of SimplePons, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”), of SimplePons, Inc., a Delaware corporation (the “Company”), to notify the Stockholders that on July 19, 2013, the Company received a unanimous written consent in lieu of a meeting of the holder of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred”). The holder of the Series B Preferred is entitled to exercise one vote for each Exchangeable Share that is issued and outstanding as of August 7, 2013. “Exchangeable Shares” are non-voting shares of Eco-Shift Acquisition Corp., a wholly-owned subsidiary of the Company, which are convertible into shares of the Company’s Common Stock on a one to one basis at the holder’s option and 1,702,396,382 Exchangeable Shares are currently issued and outstanding. Currently, there is one holder of Series B Preferred (the “Series B Stockholder” or the “Majority Stockholder”), representing more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Series B Stockholder authorized the following:

·	The 1-for-50 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) and

·	The change in the name of the Company from SimplePons, Inc. to Eco-Shift Power Corp. (the “Name Change”).

On June 12, 2013, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholder that they approve the Name Change and on July 19, 2013, the Board approved, and recommended to the Majority Stockholder that they approve the Reverse Stock Split (collectively, the “Actions”). On July 19, 2013, the Majority Stockholder approved the Actions by written consent in lieu of a meeting, in accordance with Delaware law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about August 14, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from changing the name of the Company to Eco-Shift Power Corp. because it will more accurately reflect and represent to the public the business of the Company.

The Board believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it believes such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could increase the marketability and liquidity of the Company’s Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the company. We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

Accordingly, it is the Board’s opinion that the Actions would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

(2)

INTRODUCTION

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Delaware law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about August 14, 2013.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of SimplePons, Inc., (the “Company,” “we,” “our,” or “us”) and the Majority Stockholder.

Series B Preferred

By unanimous written consent of the Board (as permitted under Delaware law), the number, designation, rights, preferences and privileges of the Series B Preferred were established by the Board (as is permitted under Delaware law and by the Certificate of Incorporation of the Company, as may be amended). The designation, rights, preferences and privileges that the Board established for the Series B Preferred is set forth in an Certificate of Designation that was filed with the Secretary of State of the State of Delaware on February 1, 2013. Among other things, the Certificate of Designation provides that the holder of the Series B Preferred is entitled to exercise the number of votes equal to the number of Exchangeable Shares that are issued and outstanding as of the date thereof.

As a result of the voting rights granted to the Series B Preferred, the Series B Stockholder represents the majority of all issued and outstanding voting capital of the Company.

As of August 7, 2013, there were issued and outstanding (i) 105,170,870 shares of our Common Stock; (ii) 0 shares of our Series A Preferred Stock; (iii) 1 share of our Series B Preferred Stock; and (iv) 1,702,396,382 Exchangeable Shares. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Actions approved by the Board is 1,807,567,252. Pursuant to Delaware law, at least a majority of the voting equity of the Company, or at least 903,783,626 votes, are required to approve the Actions by written consent. The Series B Stockholder is entitled to exercise the number of votes equal to 1,702,396,382, representing more than a majority of the total voting power of all issued and outstanding voting capital of the Company, has voted in favor of the Actions, thereby satisfying the requirement under Delaware law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series B Stockholder, the number of shares of Series B Preferred held by the Series B Stockholder, the total number of votes that the Series B Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series B Stockholder	Number of Shares of Series B Preferred held	Number of Votes held by such Series B Stockholder	Number of Votes that Voted in favor of the Actions		Percentage of the Voting Equity that Voted in favor of the Actions
Willard Michael Callan (1)	1	1,702,396,382	1,488,656,750	(2)	82.4%

(1)	Willard Michael Callan was appointed as successor trustee under that certain Voting and Exchange Trust Agreement, originally entered into on February 8, 2013 and as amended on July 3, 2013 (collectively, the “Trust Agreement”). Pursuant to the terms of the Trust Agreement, Mr. Callan shall vote as instructed by the holders of the Exchangeable Shares, who are entitled to vote on all matters or propositions to come become before the holders of the Company’s common stock for approval.
(2)	As of the date of filing, Mr. Callan has only received instructions from holders of the Exchangeable Shares totaling 1,488,656,750.

ACTIONS TO BE TAKEN

The Reverse Stock Split and the Name Change will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Amendment on or about September 4, 2013.

(3)

1-FOR-50 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 1-for-50 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each fifty (50) shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock. Simultaneously with any change to our Common Stock, a like change will occur to the Exchangeable Shares. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.  The Company anticipates that the effective date of the Reverse Stock Split will be September 4, 2013.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.  We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 105,170,870 shares as of August 7, 2013, to approximately 2,103,418 shares. The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
400,000,000	105,170,870	294,829,130

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
400,000,000	2,103,418	397,896,582

(4)

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on September 4, 2013, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, American Stock Transfer & Trust Company, LLC, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre- Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of September 4, 2013, for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

(5)

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

NAME CHANGE

REASONS

We believe that changing the name of the Company to Eco-Shift Power Corp. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol. Our request for a new ticker symbol, however, will not be processed until sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of August 7, 2013 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of August 7, 2013, there were a total of 105,170,870 shares of Common Stock and 1,702,396,382 Exchangeable Shares issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. Each Exchangeable Share is convertible into one share of Common Stock at the holder’s option.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of August 7, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (1)
Directors and Named Executive Officers:

Gilbert Wood (2)	992,229,218	40.67%

James Hughes(3)	248,213,766	10.17%

All officers and directors as a group:	1,240,442,984	50.84%

5% or Greater Beneficial Owners

Pat Bates Wood (4)	248,213,766	10.17%

Linear Group Holdings, Inc. (5)	632,260,655	25.91%

(1)	Beneficial ownership is calculated based on the 105,170,870 shares of Common Stock issued and outstanding as of August 7, 2013, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of the Record Date hereof for each stockholder, including the Exchangeable Shares which are convertible into shares of Common Stock as well as shares issuable upon the conversion of a convertible promissory note.

(2)

Mr. Wood is the Chief Executive Officer, President and Chairman of the Company. Mr. Wood’s address is 1090 Fountain Street North, Cambridge, Ontario, Canada N3H 4R7. Mr. Wood owns 992,229,218 Exchangeable Shares, which are convertible at Mr. Wood’s option into shares of Common Stock on a one to one basis.

.

(3)

Mr. Hughes is the Chief Financial Officer and a member of the Board. Mr. Hughes’s address is 1090 Fountain Street North, Cambridge, Ontario, Canada N3H 4R7. Mr. Hughes owns 248,213,766Exchangeable Shares, which are convertible at Mr. Hughes’ option into shares of Common Stock on a one to one basis.

(4)

Ms. Wood’s address is 103 Mannheim Cres, Mannheim, Ontario, Canada N0B-2H0. Ms. Wood owns 248,213,766 Exchangeable Shares, which are convertible at Ms. Wood’s option into shares of Common Stock on a one to one basis.

(5)

Linear Group Holdings, Inc. (“Linear Group”) beneficially owns 632,260,655 pursuant to a convertible promissory note which is convertible upon Linear Group’s option. Linear Group’s address is 11693 San Vincente Blvd., Suite 824, Los Angeles, CA 90049.

(6)

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 16, 2013, as amended on May 10, 2013;
(2)	Current Report on Form 8-K, filed with the SEC on February 14, 2013, as amended on June 4, 2013;
(3)	Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on June 7, 2013;
(4)	Current Report on Form 8-K, filed with the SEC on July 24, 2013.

You may request a copy of these filings, at no cost, by writing SimplePons, Inc. at P.O. Box 504, Stn Main, Guelph, ON N1H 6K9 Attn: James Hughes, CFO or telephoning the Company at (519) 650-9506. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at P.O. Box 504, Stn Main, Guelph, ON N1H 6K9 Attn: James Hughes, CFO; telephone (519) 650-9506.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

(7)

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: August 13, 2013